                                                            EXHIBIT (23)(a)




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 31, 2001 appearing on page F-2 of First SunAmerical Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Woodland Hills, California
April 9, 2001